Exhibit 99.1
TELEFLEX INCORPORATED AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statements of Income
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ended December 31,
	2009	2008	2007
	(Dollars and shares in thousands, except per share)
Net revenues	$1,867,839	$2,043,243	$1,552,708
Materials, labor and other product costs	1,060,509	1,195,601	967,876

Gross profit	807,330	847,642	584,832
Selling, engineering and administrative expenses	515,644	558,520	403,148
In-process research and development charge	—	—	30,000
Goodwill impairment	6,728	—	2,448
Restructuring and other impairment charges	15,057	27,701	7,421
Net loss (gain) on sales of businesses and assets	2,597	(296)	1,110

Income from continuing operations before interest and taxes	267,304	261,717	140,705
Interest expense, net	86,928	119,317	65,225

Income from continuing operations before taxes	180,376	142,400	75,480
Taxes on income from continuing operations	38,950	46,361	108,904

Income (loss) from continuing operations	141,426	96,039	(33,424)

Operating income from discontinued operations (including net gain (loss) on disposal of $272,307, $(8,238), and $299,456, respectively)	271,692	70,339	385,514
Taxes on income from discontinued operations	99,107	11,776	174,928

Income from discontinued operations	172,585	58,563	210,586

Net income	314,011	154,602	177,162
Less: Net income attributable to noncontrolling interest	1,157	747	459
Income from discontinued operations attributable to noncontrolling interest	9,860	34,081	30,219

Net income attributable to common shareholders	$302,994	$119,774	$146,484

Earnings per share available to common shareholders:
Basic:
Income (loss) from continuing operations	$3.53	$2.41	$(0.86)
Income from discontinued operations	$4.10	$0.62	$4.59

Net income	$7.63	$3.03	$3.73

Diluted:
Income (loss) from continuing operations	$3.51	$2.39	$(0.86)
Income from discontinued operations	$4.07	$0.61	$4.59

Net income	$7.59	$3.01	$3.73

Weighted average common shares outstanding:
Basic	39,718	39,584	39,259
Diluted	39,936	39,832	39,259

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of tax	$140,269	$95,292	$(33,883)
Income from discontinued operations, net of tax	162,725	24,482	180,367

Net income	$302,994	$119,774	$146,484

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

TELEFLEX INCORPORATED AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statements of Income
To Reflect Discontinued Operations
(Unaudited)

	For the Three Months Ended — 2009 Quarters
	March 29	June 28	September 27	December 31
	(Dollars and shares in thousands, except per share)
Net revenues	$440,068	$462,105	$456,179	$509,487
Materials, labor and other product costs	251,614	260,302	257,143	291,450

Gross profit	188,454	201,803	199,036	218,037
Selling, engineering and administrative expenses	124,698	128,242	125,341	137,363
Goodwill impairment	—	6,728	—	—
Restructuring and other impairment charges	2,463	6,166	4,783	1,645
Net loss on sales of businesses and assets	2,597	—	—	—

Income from continuing operations before interest and taxes	58,696	60,667	68,912	79,029
Interest expense, net	25,188	20,540	20,841	20,359

Income from continuing operations before taxes	33,508	40,127	48,071	58,670
Taxes on income from continuing operations	8,912	6,029	13,467	10,542

Income from continuing operations	24,596	34,098	34,604	48,128

Operating income (loss) from discontinued operations (including gain on disposal of $275,787 for the three months ended March 29 and loss on disposal of $(3,480) for the three months ended September 27)	301,579	(26,647)	(3,499)	259
Taxes (benefit) on income from discontinued operations	100,568	679	(7,512)	5,372

Income (loss) from discontinued operations	201,011	(27,326)	4,013	(5,113)

Net income	225,607	6,772	38,617	43,015
Less: Net income attributable to noncontrolling interest	236	302	305	314
Income from discontinued operations attributable to noncontrolling interest	9,860	—	—	—

Net income attributable to common shareholders	$215,511	$6,470	$38,312	$42,701

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$0.61	$0.85	$0.86	$1.20
Income (loss) from discontinued operations	$4.82	$(0.69)	$0.10	$(0.13)

Net income	$5.43	$0.16	$0.96	$1.07

Diluted:
Income from continuing operations	$0.61	$0.85	$0.86	$1.19
Income (loss) from discontinued operations	$4.79	$(0.68)	$0.10	$(0.13)

Net income	$5.40	$0.16	$0.96	$1.07

Weighted average common shares outstanding:
Basic	39,692	39,717	39,724	39,740
Diluted	39,876	39,921	39,932	40,013

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$24,360	$33,796	$34,299	$47,814
Income (loss) from discontinued operations, net of tax	191,151	(27,326)	4,013	(5,113)

Net income	$215,511	$6,470	$38,312	$42,701

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

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